UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2015

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with CorEnergy Infrastructure Trust, Inc.’s (the “Company’s”) previously announced 1-for-5 reverse stock split (the “Reverse Stock Split”) of its shares of common stock, par value $.001 per share (the “Common Stock”), the Company has filed two Articles of Amendment to its charter with the Maryland State Department of Assessments and Taxation.  The first Amendment, effective as of 5:01 PM Eastern time on December 1, 2015 (the “Effective Time”), converted every five shares of the Company’s issued and outstanding Common Stock into one share of Common Stock, $0.005 per share.  Pursuant to the first Amendment, any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split shall be settled by cash payment, calculated according to the per share closing price of the Company’s common stock as reported on the New York Stock Exchange (the “NYSE”) on December 1, 2015.  The second Amendment, effective as of 5:02 p.m. Eastern time on December 1, 2015, reverted the par value of the Company’s issued and outstanding common stock to $0.001 per share.

The Reverse Stock Split affected all record holders of Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimus changes as a result of the elimination of fractional shares. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from approximately 59,698,498 shares to approximately 11,939,700 shares.  The Reverse Stock Split did not affect the aggregate number of authorized shares of the Company’s Common Stock, which remains fixed at 100,000,000 shares pursuant to its charter.

The Common Stock will begin trading on a reverse split-adjusted basis on the NYSE at the opening of trading on December 2, 2015. The Common Stock will continue trading on the NYSE under the symbol “CORR” with a new CUSIP number (21770U 502).

Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. A letter of transmittal relating to the Reverse Stock Split will be sent to record holders of certificates of Common Stock within twenty days of the Effective Time. Stockholders who receive this letter of transmittal should follow the instructions in that letter.

The Reverse Stock Split did not affect the number of authorized or outstanding shares of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), or the dividend rate per share of any outstanding shares of Preferred Stock. However, at the Effective Time, the respective change of control conversion right share caps and exchange caps of the Company’s Series A Preferred Stock automatically adjusted as follows: the share cap of the Series A Preferred Stock adjusted from 7.6293 to 1.52586, and the exchange cap of the Series A Preferred Stock adjusted from an aggregate of 17,165,925 shares of Common Stock to an aggregate of 3,433,185 shares of Common Stock.

At the Effective Time, the respective conversion rates of the Company’s 7.00% Convertible Senior Notes due 2020 (the “Convertible Notes”) automatically adjusted as follows: the conversion rate of the Convertible Notes adjusted from 151.5152 shares of Common Stock per $1,000 principal amount of such notes to 30.30304 shares of Common Stock per $1,000 principal amount of such notes, and the maximum total number of shares of common stock issuable upon conversion in connection with a “Make Whole Adjustment” under the Convertible Notes adjusted from 166.6665 shares per $1,000 principal amount of such notes to 33.3333 shares of Common Stock per $1,000 principal amount of such notes.

The foregoing description of the two Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Articles of Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 3.03 above is incorporated by reference herein.

Item 8.01.	Other Events.

The Company issued a press release in connection with the Reverse Stock Split, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CorEnergy Infrastructure Trust, Inc. Director Compensation Plan

In connection with the Reverse Stock Split, the total number of shares of Common Stock authorized for issuance under the Company’s Director Compensation Plan (as amended, the “Plan”) was proportionately adjusted to reflect the Reverse Stock Split from the original total of 100,000 shares to a new total of 20,000 shares.  After accounting for shares issued under the Plan prior to the Reverse Stock Split, this adjustment resulted in a total of approximately 16,517 shares remaining available for issuance pursuant to future awards under the Plan. Any other affected terms of the Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.

Dividend Reinvestment Plan

The Company had previously established a reserve for the offer and sale of up to 1,000,000 pre-split shares of Common Stock pursuant to the Company’s Dividend Reinvestment Plan (the “DRIP”).  The DRIP permits the Company’s stockholders to automatically reinvest all or a portion of their cash dividends on their shares of the Company’s Common Stock and to purchase additional shares of the Company’s Common Stock.  In connection with the Reverse Stock Split, the total number of remaining authorized shares of Common Stock reserved for issuance under the DRIP was proportionately adjusted from 471,544 shares to 94,309 shares.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

3.1	Articles of Amendment to the Charter of CorEnergy Infrastructure Trust, Inc., effective as of 5:01 PM Eastern Time on December 1, 2015.

3.2	Articles of Amendment to the Charter of CorEnergy Infrastructure Trust, Inc., effective as of 5:02 PM Eastern Time on December 1, 2015.

99.1	Press Release dated December 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: December 1, 2015	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description
3.1	Articles of Amendment to the Charter of CorEnergy Infrastructure Trust, Inc., effective as of 5:01 PM Eastern Time on December 1, 2015
3.2	Articles of Amendment to the Charter of CorEnergy Infrastructure Trust, Inc., effective as of 5:02 PM Eastern Time on December 1, 2015
99.1	Press Release dated December 1, 2015